Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

Exhibit 2.7

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1600510

1.

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises
Ontario

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

SEPTEMBER 0 1 SEPTEMBRE, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 6
Business Corporations Act

*Formule numéro 6
Loi sur les sociétés par actions*

ARTICLES OF CONTINUANCE
STATUTS DE PROROGATION

1. The name of the corporation is: *Dénomination sociale de la société.*

PEACE ARCH ENTERTAINMENT GROUP INC.

2. The corporation is to be continued under the name (if different from 1): *Nouvelle dénomination sociale de la société (si elle est différente de celle inscrite ci-dessus).*

3. Name of jurisdiction the corporation is leaving: *Nom de l'état que quitte la société*

British Columbia

(Name of jurisdiction)/*(Nom de l'état)*

4. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion.*

22 - October - 1986

(Day, Month, Year)*(jour, mois, année)*

5. The address of the registered office is: *Adresse du siège social:*

Suite 407, 124 Merton Street

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

Toronto, Ontario M4S 2Z2

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/*Code postal*)

6. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

minimum of three (3) and a maximum of twenty-one (21).

7. The director(s) is/are: *Administrateur(s):*

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
Richard K. Watson	**104 Balsam Avenue Toronto, Ontario M4E 3B7**	**Yes**
Gary Howsam	**46 Killdeer Crescent Toronto, Ontario M4G 2W8**	**Yes**
Mara Di Pasquale	**701 King Street West, Suite 1211 Toronto, Ontario M5V 2W7**	**Yes**
Juliet E. Jones	**5717 Cranley Drive West Vancouver, British Columbia V7W 1S7**	**Yes**
Nelson Thall	**16 Rosemary Lane Toronto, Ontario M5P 3E8**	**Yes**
Ian Fodie	**1306-1500 Hornby Street Vancouver, British Columbia V6Z 2R1**	**Yes**
Charles Falzon	**5281 11th Line, RR2 Acton, Ontario L7J 2L8**	**Yes**

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. *Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.*

None

9. The classes and any maximum number of shares that the corporation is authorized to issue: / *Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre:*

The corporation is authorized to issue an unlimited number of common shares and an unlimited number of Class A preference shares.

10 Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:

(1.) The Preference shares without par value may be issued from time to time in one or more series and shall, as a class, have attached thereto the following preferences, rights, conditions, restrictions, limitations and prohibitions:

(a) Each series of Preference shares shall consist of such number of Preference shares as may, before the issue thereof, be determined by the directors of the Corporation.

(b) The directors may, by resolution ("Directors' Resolution") duly passed before the issuance of Preference shares of any series, amend the Certificate and Articles of Continuance to fix the number of Preference shares in and determine the designation of the Preference shares of each series and amend the Certificate and Articles of Continuance to create, define and attach special rights or restrictions to the Preference shares of each series, subject to the special rights or restrictions attached to all Preference shares and subject to the provisions of the Business Corporations Act.

(c) The Preference shares of any series may have attached thereto such special rights or restrictions as may be determined by Directors' Resolution with respect to each series, including (as examples only), without in any way limiting the generality of the foregoing, special rights or restrictions concerning:

(1) the rate or amount of dividends, whether cumulative or non-cumulative, the currency or currencies of payment, the date or dates and place or places of payment and the date or dates from which such dividends accrue;

(2) the right to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

(3) the right to convert or exchange Preference shares into common shares or other shares, bonds, debentures, securities, or otherwise;

(4) the right of the Corporation to redeem or to purchase Preference shares;

(5) obligations with respect to sinking funds or funds for purchase or redemption of Preference shares, rights of retraction or share purchase plans;

(6) restrictions upon the payment of dividends on or retirement of any other shares of the Corporation or of any subsidiary of the Corporation;

(7) restrictions upon the redemption or purchase of any other shares of the Company or of any subsidiary of the Corporation;

(8) the exercise by the Corporation of any election open to it to make any payment of corporate, income or other taxes;

(9) the subdivision, consolidation or reclassification of any shares of the Corporation;

10. continued

(10) restrictions upon borrowing by the Corporation or by any subsidiary of the Corporation or the issue by the Corporation of any Preference shares in addition to the Preference shares of any series at any time outstanding;

(11) restrictions upon the reduction of capital by the Corporation or by any subsidiary of the Corporation;

(12) restrictions upon the retirement of notices, bonds or debentures or other indebtedness of the Corporation or of any subsidiary of the Corporation;

(13) limitations or restrictions upon regulations concerning the conduct of the business of the Corporation or of any subsidiary of the Corporation;

(14) the holdings of meetings of the holders of the Preference shares of any series;

(15) restrictions upon the creation or issuance of any other shares or securities of the Corporation; and

(16) the rights of holders of the Preference shares to convert or exchange the shares of any class of the Corporation into or for any other securities of the Corporation or into or for shares or securities of any other corporation.

(d) The holders of the Class A Preference shares shall not as such be entitled to vote at any meetings of shareholders of the Corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof or the creation of any class or classes of shares ranking in priority to the Class A Preference shares

(e) In the event of any distribution of the assets or property of the Corporation among its shareholders as such other than by way of dividend or by way of redemption or purchase for cancellation of Class A Preference shares of the Corporation, whenever created, but including, without limitation, any distribution of capital to shareholders upon a decrease in issued capital of the Corporation (except as afore-said) or upon the winding-up or other liquidation or dissolution of the Corporation or rateably among its shareholders as a condition precedent to the liquidation or dissolution, no assets or property of the Corporation shall be distributed to the holders of the Corporation ranking junior to the Class A Preference shares until there has been paid to the holders of the Class A Preference shares, an amount equal to the redemption price of such Class A Preference shares plus a sum equal to all unpaid dividends accrued thereon to the date of distribution (which, for such purposes, shall be calculated as if the dividends on the Class A Preference shares were accruing for the period from the expiration of the last quarterly dividend period for which dividends have been paid in full up to such date of distribution). For all purposes of these provisions, the redemption price of the Class A Preference shares shall mean the amount paid up thereon plus the premium, if any, payable on redemption of Class A Preference shares, and the shares of the Corporation ranking junior to the Class A Preference shares shall mean all shares of any class of shares (including common shares of the Corporation) ranking junior to the Class A Preference shares as to dividends and distribution of assets and property of the Corporation.

(f) If upon any distribution of the assets and property of the Corporation among its

10. continued

shareholders as such, the assets and property of the Corporation are insufficient to permit payment in full to the holders of Class A Preference shares of the sum distributable to them as aforesaid, then the entire assets and property of the Corporation shall be distributed rateably among the holders of the Class A Preference shares then outstanding according to their respective rights.

(g) After payment in full to the holders of Class A Preference shares of the sums distributable to them as aforesaid, they shall not have the right to receive anything further in the distribution of the assets and property of the Corporation and the remaining assets and property of the Corporation shall be distributed to the holders of shares of the Corporation ranking junior to the Class A Preference shares according to their respective rights.

(h) No dividends shall at any time be declared or paid on or set apart for any shares of the Corporation ranking junior to the Class A Preference shares (including, without limitation, the common shares) nor shall the Corporation redeem or purchase for cancellation any Class A Preference shares less than the total number of Class A Preference shares then outstanding or any shares of the Corporation ranking junior to the Class A Preference shares unless all accrued dividends on the Class A Preference shares then outstanding have been declared and paid or provided for, to and including the last dividend payable on the Class A Preference shares immediately prior to the date of declaration or payment or setting apart for payment of dividends or redemption or purchase for cancellation, as the case my be.

(i) Subject to the provisions hereof and, in particular, the provisions of clause (h) hereof, the Corporation may at any time and from time to time purchase Class A Preference shares for cancellation:

(1) on the open market

(2) with the consent of the holders of Class A Preference shares; or

(3) pursuant to tenders received by the Corporation upon request for tenders addressed to all of the holders of the Class A Preference shares at the lowest price which in the opinion of the directors, such shares are obtainable. If any such purchase for cancellation is made by tender, the Corporation shall afford to every holder of Class A Preference shares, the opportunity of tendering such shares for purchase for cancellation as aforesaid; the Corporation shall accept only the lowest tenders; if two or more shareholders submit tenders at the same price which the Corporation is prepared to accept but which in number are in excess of the number of shares which the Corporation is prepared to purchase for cancellation, then the shares to be purchased shall be selected by the Corporation on a pro rata basis (disregarding fractions) according to the number of shares offered in such tender.

(j) Any amendment to the Certificate and Articles of Continuance of the Corporation to delete or vary any Class A preference, right, condition, restriction, limitation or prohibition attaching to the Class A Preference shares or to create any special shares ranking in priority to or on a parity with the Class A Preference shares, in addition to the authorization by a special resolution, shall be authorized by at least three-quarters (3/4) of the votes cast at a meeting of the holders of Class A Preference shares duly called for that purpose.

(k) The formalities to be observed in respect of the giving of notice of any meeting of the holders of Class A Preference shares (including any meeting of holders of any series of Class A Preference shares) and the conduct of such meeting shall be those from time to time

10. continued

prescribed in the Certificate and Articles of Continuance) in respect of meetings of shareholders, and upon every poll taken at any such meeting (or adjourned meeting) each holder of Class A Preference shares (or any series of Preference shares, as the case may be) shall be entitled to one (1) vote in respect of each Class A preference share held by him, provided that:

(1) no such meeting shall be held upon less than twenty-one (21) days written notice thereof, and

(2) if at any such meeting, the holders of less than fifty percent (50%) of the outstanding Class A Preference shares, as the case may be, are present or represented by proxy within half an hour after the time fixed for such meeting, then the meeting shall be adjourned to such date (being not more than twenty one (21) days later) and to such time and place as may be fixed and announced by the Chairman of the meeting and at least ten (10) days written notice shall be given of such adjourned meeting (which notice may but need not specify the purpose for which the meeting was originally called). At such adjourned meeting, the holders of the Class A Preference shares (or series of Preference shares, as the case may be) present or represented by proxy may transact the business for which the meeting was originally called.

(l) The common shares shall be subject to the foregoing preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the Class A Preference shares and shall be subject to such further and additional preferences, rights, conditions, restrictions, limitations and prohibitions as may be determined by the directors of the Corporation for each series of Preference shares prior to the issue thereof.

11. The issue, transfer or ownership of shares is / ~~is not~~ restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est / ~~n'est pas~~ restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None

12. Other provisions, (if any): *Autres dispositions, s'il y a lieu:*

Between successive annual meetings, the directors shall have the power to appoint one or more directors to the board, provided that the number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the shareholders of the Corporation and the number of directors on the board of directors shall not exceed the maximum number of directors set out in the Articles of the Corporation. Any directors so appointed by the board of directors shall hold office only until the next following annual meeting of the shareholders of the Corporation, but shall be eligible for re-election as a director at such annual meeting.

13. The corporation has complied with subsection 180(3) of the Business Corporations Act.

La société s'est conformée aux dispositions du paragraphe 180(3) de la Loi sur les sociétés par actions.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

La prorogation de la société en vertu des lois de la province de l'Ontario a été dûment autorisée en vertu des lois de l'autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou prorogée le

11 - February - 2004

(Day, Month, Year)
(jour, mois, année)

15. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.

La prorogation de la société en vertu de la Loi sur les sociétés par actions a le même effet que si la société avait été constituée en vertu de cette Loi.

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire

PEACE ARCH ENTERTAINMENT GROUP INC.

(Name of Corporation)
(Dénomination sociale de la société)

By:/*Par:* [signature]

(Signature)
(Signature)
Richard K. Watson

(Description of Office)
(Fonction)
Director/Secretary